Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
April 21, 2021	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong start to 2021
as company accelerates 5G growth

Strong financial and operational performance highlighted by growth in wireless service revenue, wireless equipment revenue and total Fios Internet net additions

1Q 2021 highlights
Consolidated:
•$1.27 in earnings per share (EPS), compared with $1.00 in 1Q 2020; adjusted EPS (non-GAAP), excluding a special item, of $1.31, compared with $1.26 in 1Q 2020.
•Operating revenue increase of 4.0 percent from first-quarter 2020.
•Net income of $5.4 billion, an increase of 25.4 percent from first-quarter 2020, and adjusted EBITDA (non-GAAP) of $12.2 billion, an increase from $11.9 billion in first-quarter 2020.

Consumer:
•Total revenue of $22.8 billion, an increase of 4.7 percent year over year.
•326,000 retail postpaid net losses, including 225,000 phone net losses.
•Total retail postpaid churn of 0.97 percent, and retail postpaid phone churn of 0.77 percent.
•98,000 Consumer Fios Internet net additions, an increase from 59,000 Consumer Fios Internet net additions in first-quarter 2020, and 102,000 total Fios Internet net additions, the most first quarter total Fios Internet net additions since 2015.

Business:
•Total revenue of $7.8 billion, an increase of 1.3 percent year over year.
•156,000 retail postpaid net additions, including 47,000 phone net additions.
•Total retail postpaid churn of 1.24 percent, and retail postpaid phone churn of 1.01 percent.

Total Wireless:
•Total wireless service revenue of $16.7 billion, a 2.4 percent increase year over year.
•170,000 retail postpaid net losses, including 178,000 phone net losses.
•Total retail postpaid churn of 1.03 percent, and retail postpaid phone churn of 0.81 percent.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong first-quarter 2021 results highlighted by wireless service revenue growth, increased cash flow and the most first quarter total Fios Internet net additions since 2015.
“Verizon is off to an excellent start in 2021 as we met the challenge of intense competition in the first quarter by achieving revenue growth across our three business segments," said Verizon Chairman and CEO Hans Vestberg. “This year began with a transformative milestone for our company with our success in the recent C-Band spectrum auction. We continue to strengthen our networks, execute on our Network-as-a-Service strategy and focus on the five vectors that underpin our growth framework and position us to deliver success in 2021 and beyond.”
For first-quarter 2021, Verizon reported EPS of $1.27, compared with $1.00 in first-quarter 2020. On an adjusted basis (non-GAAP), first-quarter 2021 EPS, excluding a special item, was $1.31, compared with adjusted EPS of $1.26 in first-quarter 2020.
First-quarter 2021 EPS included a pre-tax loss from a special item of about $223 million related to the sale of certain wireless licenses. First-quarter 2021 EPS and adjusted EPS included a negative 3 cent impact from the company's recall of Ellipsis Jetpack units.
“The strength in our core business is driving higher revenues and strong demand for our products and services,” said Verizon Chief Financial Officer Matt Ellis. “We delivered strong operational and financial performance, giving us positive momentum as we end the first quarter. High quality, sustainable wireless service revenue growth, a recovery in wireless equipment revenues, strong Fios momentum and excellent Verizon Media trends led the way."
Consolidated results
•Total consolidated operating revenues in first-quarter 2021 were $32.9 billion, up 4.0 percent from first-quarter 2020. This increase reflects the strength in Verizon's core business, and sets the stage for the company to fully capitalize on the opportunities in the marketplace while giving it excellent momentum relative to its full year adjusted EPS guidance (non-GAAP).

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•In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by the end of 2021. At the end of first-quarter 2021, the company achieved its goal, ahead of its target. Verizon will continue to create additional savings opportunities going forward through ongoing cost efficiency activities.
•Cash flow from operations totaled $9.7 billion in first-quarter 2021, an increase of approximately $900 million year over year, driven by the company's continued operational discipline and net benefits from its liability management activities which lowered borrowing rates from last year.
•First-quarter 2021 capital expenditures were $4.5 billion, including approximately $40 million of C-Band related items. Capital expenditures continue to support the growth in traffic on the company's 4G LTE network and the continued expansion of the company's 5G Ultra Wideband and nationwide networks.
•The company ended first-quarter 2021 with free cash flow (non-GAAP) of $5.2 billion, an increase from $3.6 billion in first-quarter 2020.
•In first-quarter 2021, Verizon made payments of approximately $45 billion to the FCC for spectrum won at the recently completed C-Band auction. To finance this purchase, the company raised $12 billion in fourth-quarter 2020, and more than $31 billion in March 2021. As part of its $25 billion U.S. financing, Verizon worked with nine firms that are either minority-owned, women-owned, or veteran or disabled veteran-owned, adding to its long history of partnering with diverse firms on capital market transactions.
•Verizon's unsecured debt balance increased year over year by $42.9 billion to $147.6 billion in first-quarter 2021, and the company’s net unsecured debt (non-GAAP) increased by $39.7 billion year over year to $137.4 billion. Verizon's net unsecured debt to adjusted EBITDA ratio (non-GAAP) was 2.9 times. Based on current cash flow assumptions, the company expects its net unsecured debt to adjusted EBITDA ratio (non-GAAP) to be approximately 2.8 times by the end of 2021.
Consumer results
•Total Verizon Consumer revenues were $22.8 billion, an increase of 4.7 percent year over year, primarily driven by higher phone activations. This included Consumer wireless equipment revenues of $4.2 billion, an increase of 24.1 percent from first-quarter 2020.
•In first-quarter 2021, Consumer reported 326,000 wireless retail postpaid net losses. This consisted of 225,000 phone net losses and 171,000 tablet net losses, offset by 70,000 other connected device net additions.
•Consumer wireless service revenues were $13.7 billion in first-quarter 2021, a 1.5 percent increase year over year, driven by the continued adoption of wireless unlimited and premium unlimited plans.
•Total retail postpaid churn was 0.97 percent in first-quarter 2021, and retail postpaid phone churn was 0.77 percent.
•Consumer reported 98,000 Fios Internet net additions in first-quarter 2021, an increase from 59,000 Fios Internet net additions in first-quarter 2020. Total Fios Internet net additions in first-quarter 2021 were 102,000, the most first quarter total Fios Internet net additions since 2015. Consumer reported 82,000 Fios Video net losses in first-quarter 2021, reflecting the ongoing shift from traditional linear video to over-the-top offerings. The company's broadband subscriber growth, combined with an upward shift in speed tiers, more than offset pressure from secular video trends and is expected to continue to drive solid revenue performance.

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•In first-quarter 2021, Consumer segment operating income was $7.5 billion, an increase of 3.3 percent year over year, and segment operating income margin was 33.0 percent, a decrease from 33.5 percent in first-quarter 2020. Segment EBITDA (non-GAAP) totaled $10.4 billion in first-quarter 2021, an increase from $10.1 billion in first-quarter 2020. Segment EBITDA margin (non-GAAP) was 45.5 percent in first-quarter 2021, a decrease from 46.4 percent in first-quarter 2020 as a result of the higher equipment volumes.
Business results
•Total Verizon Business revenues were $7.8 billion, up 1.3 percent year over year, the highest rate of growth since the company's new operating structure was introduced in 2019. Strong wireless service growth offset secular pressure in wireline.
•Business reported 156,000 wireless retail postpaid net additions in first-quarter 2021. This consisted of 47,000 phone net additions and 79,000 tablet net additions.
•Business wireless service revenues were $3.1 billion in first-quarter 2021, a 6.2 percent increase year over year.
•Total retail postpaid churn was 1.24 percent in first-quarter 2021, and retail postpaid phone churn was 1.01 percent.
•In first-quarter 2021, Business segment operating income was $899 million, a decrease of 5.8 percent year over year, and segment operating income margin was 11.6 percent, a decrease from 12.4 percent in first-quarter 2020. Segment EBITDA (non-GAAP) totaled $1.9 billion in first-quarter 2021, a decrease from $2.0 billion in first-quarter 2020. Segment EBITDA margin (non-GAAP) was 24.6 percent, a decrease from 25.6 percent in first-quarter 2020.
Media results
•Total Verizon Media revenues were $1.9 billion in first-quarter 2021, up approximately 10.4 percent year over year. This was the second consecutive quarter of double-digit year over year growth for Verizon Media. Growth in the quarter was fueled by strong advertising trends growing 26 percent year over year, and revenue from owned and operated platforms growing 13 percent year over year.
Outlook and guidance
For 2021, Verizon expects the following:
•Service and other revenue growth of at least 2 percent, including total wireless service revenue growth of at least 3 percent.
•Adjusted EPS (non-GAAP) of $5.00 to $5.15.
•Adjusted effective income tax rate (non-GAAP) in the range of 23 percent to 25 percent.
•Capital spending to be in the range of $17.5 billion to $18.5 billion, including the further expansion of 5G mmWave in new and existing markets, the densification of the 4G LTE wireless network to manage future traffic demands and the continued deployment of the company's fiber infrastructure. Expenditures related to the deployment of the company’s C-Band 5G network will be in addition to this amount, and are expected to be approximately $10 billion over three years, with $2 billion to $3 billion expected in 2021.

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NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology, communications, information and entertainment products and services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $128.3 billion in 2020. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “forecasts,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial or reputational impact; the impact of the global outbreak of COVID-19 on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of the COVID-19 outbreak; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our business; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Operating Revenues
Service revenues and other	$27,923	$27,481	1.6
Wireless equipment revenues	4,944	4,129	19.7
Total Operating Revenues	32,867	31,610	4.0

Operating Expenses
Cost of services	8,020	7,754	3.4
Cost of wireless equipment	5,502	4,542	21.1
Selling, general and administrative expense	7,401	8,585	(13.8)
Depreciation and amortization expense	4,174	4,150	0.6
Total Operating Expenses	25,097	25,031	0.3

Operating Income	7,770	6,579	18.1
Equity in earnings (losses) of unconsolidated businesses	8	(12)	*
Other income, net	401	143	*
Interest expense	(1,101)	(1,034)	6.5
Income Before Provision For Income Taxes	7,078	5,676	24.7
Provision for income taxes	(1,700)	(1,389)	22.4
Net Income	$5,378	$4,287	25.4

Net income attributable to noncontrolling interests	$133	$131	1.5
Net income attributable to Verizon	5,245	4,156	26.2
Net Income	$5,378	$4,287	25.4

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.27	$1.00	27.0
Weighted-average shares outstanding (in millions)	4,141	4,139

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.27	$1.00	27.0
Weighted-average shares outstanding (in millions)	4,142	4,141
Footnotes:

(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	3/31/21	12/31/20	$ Change

Assets
Current assets
Cash and cash equivalents	$10,205	$22,171	$(11,966)
Accounts receivable	23,611	25,169	(1,558)
Less Allowance for credit losses	1,104	1,252	(148)
Accounts receivable, net	22,507	23,917	(1,410)
Inventories	1,303	1,796	(493)
Prepaid expenses and other	5,632	6,710	(1,078)
Total current assets	39,647	54,594	(14,947)

Property, plant and equipment	282,742	279,737	3,005
Less Accumulated depreciation	187,866	184,904	2,962
Property, plant and equipment, net	94,876	94,833	43
Investments in unconsolidated businesses	555	589	(34)
Wireless licenses	98,012	96,097	1,915
Deposits for wireless licenses	45,490	2,772	42,718
Goodwill	24,837	24,773	64
Other intangible assets, net	9,304	9,413	(109)
Operating lease right-of-use assets	22,315	22,531	(216)
Other assets	10,537	10,879	(342)
Total assets	$345,573	$316,481	$29,092

Liabilities and Equity
Current liabilities
Debt maturing within one year	$8,802	$5,889	$2,913
Accounts payable and accrued liabilities	17,219	20,658	(3,439)
Current operating lease liabilities	3,536	3,485	51
Other current liabilities	9,173	9,628	(455)
Total current liabilities	38,730	39,660	(930)

Long-term debt	149,700	123,173	26,527
Employee benefit obligations	18,252	18,657	(405)
Deferred income taxes	36,747	35,711	1,036
Non-current operating lease liabilities	17,766	18,000	(234)
Other liabilities	11,695	12,008	(313)
Total long-term liabilities	234,160	207,549	26,611

Equity
Common stock	429	429	—
Additional paid in capital	13,408	13,404	4
Retained earnings	63,107	60,464	2,643
Accumulated other comprehensive income (loss)	640	(71)	711
Common stock in treasury, at cost	(6,634)	(6,719)	85
Deferred compensation – employee stock ownership plans and other	282	335	(53)
Noncontrolling interests	1,451	1,430	21
Total equity	72,683	69,272	3,411
Total liabilities and equity	$345,573	$316,481	$29,092
Footnotes:

Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	3/31/21	12/31/20

Total debt	$158,502	$129,062
Net unsecured debt	$137,421	$96,287
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.9x	2.0x
Common shares outstanding end of period (in millions)	4,140	4,138
Total employees (‘000)	130.1	132.2
Quarterly cash dividends declared per common share	$0.6275	$0.6275
Footnotes:

(1)Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	$ Change

Cash Flows from Operating Activities
Net Income	$5,378	$4,287	$1,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,174	4,150	24
Employee retirement benefits	(253)	(1)	(252)
Deferred income taxes	762	(87)	849
Provision for expected credit losses	224	553	(329)
Equity in losses of unconsolidated businesses, net of dividends received	19	26	(7)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(41)	(1,208)	1,167
Other, net	(569)	1,104	(1,673)
Net cash provided by operating activities	9,694	8,824	870

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(4,494)	(5,274)	780
Acquisitions of businesses, net of cash acquired	(408)	—	(408)
Acquisitions of wireless licenses	(44,783)	(434)	(44,349)
Other, net	32	(1,272)	1,304
Net cash used in investing activities	(49,653)	(6,980)	(42,673)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	31,383	5,848	25,535
Proceeds from asset-backed long-term borrowings	1,000	2,844	(1,844)
Repayments of long-term borrowings and finance lease obligations	(302)	(1,700)	1,398
Repayments of asset-backed long-term borrowings	(732)	(2,229)	1,497
Dividends paid	(2,601)	(2,547)	(54)
Other, net	(792)	347	(1,139)
Net cash provided by financing activities	27,956	2,563	25,393

Increase (decrease) in cash, cash equivalents and restricted cash	(12,003)	4,407	(16,410)
Cash, cash equivalents and restricted cash, beginning of period	23,498	3,917	19,581
Cash, cash equivalents and restricted cash, end of period	$11,495	$8,324	$3,171

Footnotes:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Operating Revenues
Service	$16,569	$16,341	1.4
Wireless equipment	4,192	3,377	24.1
Other	2,037	2,047	(0.5)
Total Operating Revenues	22,798	21,765	4.7

Operating Expenses
Cost of services	4,000	3,930	1.8
Cost of wireless equipment	4,392	3,451	27.3
Selling, general and administrative expense	4,026	4,282	(6.0)
Depreciation and amortization expense	2,861	2,820	1.5
Total Operating Expenses	15,279	14,483	5.5

Operating Income	$7,519	$7,282	3.3
Operating Income Margin	33.0%	33.5%

Segment EBITDA	$10,380	$10,102	2.8
Segment EBITDA Margin	45.5%	46.4%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited	3/31/21	3/31/20	% Change

Connections (‘000):
Wireless retail postpaid connections	90,172	89,914	0.3
Wireless retail prepaid connections	4,058	3,980	2.0
Total wireless retail connections	94,230	93,894	0.4

Fios video connections	3,772	4,068	(7.3)
Fios internet connections	6,300	5,961	5.7
Fios digital voice residence connections	3,227	3,526	(8.5)
Fios digital connections	13,299	13,555	(1.9)
Broadband connections	6,713	6,481	3.6

Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,307	2,220	3.9

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	(326)	(525)	37.9
Wireless retail prepaid (1)	19	(84)	*
Total wireless retail (1)	(307)	(609)	49.6

Wireless retail postpaid phones (1)	(225)	(307)	26.7

Fios video	(82)	(84)	2.4
Fios internet	98	59	66.1
Fios digital voice residence	(79)	(94)	16.0
Fios digital	(63)	(119)	47.1
Broadband (1)	66	31	*

Churn Rate:
Wireless retail postpaid	0.97%	1.01%
Wireless retail postpaid phones	0.77%	0.77%
Wireless retail	1.11%	1.20%

Revenue Statistics (in millions):
Wireless service revenue	$13,684	$13,476	1.5
Fios revenues	$2,860	$2,799	2.2

Verizon Communications Inc.

Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$120.86	$118.86	1.7
Wireless retail postpaid upgrade rate	4.5%	3.7%
Wireless retail postpaid accounts (‘000) (3)	33,588	33,669	(0.2)
Wireless retail postpaid connections per account (3)	2.68	2.67	0.4
Total wireless internet postpaid base (3)	16.0%	16.1%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Operating Revenues
Small and Medium Business	$2,830	$2,804	0.9
Global Enterprise	2,559	2,631	(2.7)
Public Sector and Other	1,646	1,474	11.7
Wholesale	746	772	(3.4)
Total Operating Revenues	7,781	7,681	1.3

Operating Expenses
Cost of services	2,690	2,589	3.9
Cost of wireless equipment	1,111	1,090	1.9
Selling, general and administrative expense	2,068	2,034	1.7
Depreciation and amortization expense	1,013	1,014	(0.1)
Total Operating Expenses	6,882	6,727	2.3

Operating Income	$899	$954	(5.8)
Operating Income Margin	11.6%	12.4%

Segment EBITDA	$1,912	$1,968	(2.8)
Segment EBITDA Margin	24.6%	25.6%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited	3/31/2021	3/31/2020	% Change

Connections (‘000):
Wireless retail postpaid connections	26,621	25,658	3.8

Fios video connections	73	77	(5.2)
Fios internet connections	339	330	2.7
Fios digital connections	412	407	1.2
Broadband connections	480	501	(4.2)

Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,141	1,464	(22.1)

Net Additions Detail (‘000):
Wireless retail postpaid (1)	156	475	(67.2)
Wireless retail postpaid phones (1)	47	239	(80.3)

Fios video	—	—	*
Fios internet	4	4	—
Fios digital	4	4	—
Broadband (1)	(2)	(5)	60.0

Churn Rate:
Wireless retail postpaid	1.24%	1.30%
Wireless retail postpaid phones	1.01%	1.02%

Revenue Statistics (in millions):
Wireless service revenue	$3,060	$2,881	6.2
Fios revenues	$276	$262	5.3

Other Operating Statistics:
Wireless retail postpaid upgrade rate	3.3%	3.6%
Total wireless internet postpaid base (2)	34.6%	33.7%
Footnotes:
(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited	3/31/21	3/31/20	% Change

Connections (‘000)
Retail postpaid	116,793	115,572	1.1
Retail prepaid	4,058	3,980	2.0
Total retail	120,851	119,552	1.1

Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20	% Change

Net Additions Detail (‘000) (1)
Retail postpaid phone	(178)	(68)	*
Retail postpaid	(170)	(50)	*
Retail prepaid	19	(84)	*
Total retail	(151)	(134)	(12.7)

Account Statistics
Retail postpaid accounts (‘000) (2)	35,184	35,209	(0.1)
Retail postpaid connections per account (2)	3.32	3.28	1.2
Retail postpaid ARPA (3)	$141.74	$138.80	2.1

Churn Detail
Retail postpaid phone	0.81%	0.82%
Retail postpaid	1.03%	1.08%
Retail	1.14%	1.22%

Retail Postpaid Connection Statistics
Total internet postpaid base (2)	20.2%	20.0%
Upgrade rate	4.3%	3.7%

Revenue Statistics (in millions) (4)
Wireless service	$16,744	$16,357	2.4
Wireless equipment	4,944	4,129	19.7
Wireless other	2,043	2,079	(1.7)
Total Wireless	$23,731	$22,565	5.2
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 12/31/20	3 Mos. Ended 9/30/20	3 Mos. Ended 6/30/20	3 Mos. Ended 3/31/20

Consolidated Net Income	$5,378	$4,718	$4,504	$4,839	$4,287
Add/(subtract):
Provision for income taxes	1,700	1,535	1,347	1,348	1,389
Interest expense (1)	1,101	1,080	1,044	1,089	1,034
Depreciation and amortization expense	4,174	4,197	4,192	4,181	4,150
Consolidated EBITDA	$12,353	$11,530	$11,087	$11,457	$10,860

Add/(subtract):
Other (income) expense, net (2)	$(401)	$(164)	$774	$72	$(143)
Equity in losses (earnings) of unconsolidated businesses	(8)	11	9	13	12
Severance charges	—	221	—	—	—
Loss on spectrum licenses	223	—	—	—	1,195
Net loss from dispositions of assets and businesses	—	126	—	—	—
	(186)	194	783	85	1,064
Consolidated Adjusted EBITDA	$12,167	$11,724	$11,870	$11,542	$11,924
(1)    Includes Early debt redemption costs, where applicable.
(2)    Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	3/31/21	3/31/20

Debt maturing within one year	$8,802	$11,175
Long-term debt	149,700	106,561
Total Debt	158,502	117,736
Less Secured debt	10,876	12,989
Unsecured Debt	147,626	104,747
Less Cash and cash equivalents	10,205	7,047
Net Unsecured Debt	$137,421	$97,700
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.9x
Net Unsecured Debt year over year change	$39,721

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/21				3 Mos. Ended 3/31/20
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.27				$1.00
Loss on spectrum licenses	223	(56)	167	0.04	1,195	(281)	914	0.22
Net pension remeasurement charge	$—	$—	$—	—	$182	$(47)	$135	0.03
	$223	$(56)	$167	$0.04	$1,377	$(328)	$1,049	$0.25
Adjusted EPS				$1.31				$1.26

(1)Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20

Net Cash Provided by Operating Activities	$9,694	$8,824
Capital expenditures (including capitalized software)	(4,494)	(5,274)
Free Cash Flow	$5,200	$3,550
Year over year change %	46.5%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20

Operating Income	$7,519	$7,282
Add Depreciation and amortization expense	2,861	2,820
Segment EBITDA	$10,380	$10,102
Year over year change	2.8%

Total operating revenues	$22,798	$21,765
Operating Income Margin	33.0%	33.5%
Segment EBITDA Margin	45.5%	46.4%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/21	3 Mos. Ended 3/31/20

Operating Income	$899	$954
Add Depreciation and amortization expense	1,013	1,014
Segment EBITDA	$1,912	$1,968
Year over year change	(2.8)%

Total operating revenues	$7,781	$7,681
Operating Income Margin	11.6%	12.4%
Segment EBITDA Margin	24.6%	25.6%